UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2009

PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

905 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 361-4300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Effective August 18, 2009, Pacific Coast National Bank (the “Bank”), a wholly owned subsidiary of Pacific Coast National Bancorp (the “Company”), entered into a stipulation and consent (the “Consent”) to the issuance of a consent order (the “Order”) by the Office of the Comptroller of the Currency (the “OCC”).

The Order requires the Bank to, among other things: (1) prepare and submit to the OCC for its review and non-objection a three-year strategic plan; (2) within 90 days achieve and thereafter maintain total capital equal to at least 12% of risk-weighted assets and Tier 1 capital equal to at least nine percent of adjusted total assets; (3) prepare and submit to the OCC for its review and non-objection a three-year capital plan and prohibits the Bank from paying dividends or making other capital contributions to the Company unless the Bank is in compliance with the plan and the OCC does not object; (4) take various steps intended to ensure that competent management is in place; (5) improve its loan portfolio management and construction loan underwriting standards; (6) adopt a commercial real estate and construction and development loan concentration program designed to manage the risks in these segments of the Bank’s loan portfolio; (7) review the Bank’s loan portfolio at least quarterly to ensure the timely identification and categorization of problem credits; (8) ensure the adequacy of its allowance for loan losses; (9) adopt a program designed to protect the Bank’s interest in assets criticized by its regulators or by any internal or external loan review and prohibits the Bank from extending further credit to any borrower under a criticized loan unless specified conditions are met; (10) implement an internal audit program; (11) maintain a liquidity risk management program that assesses the Bank’s projected funding needs and ensures sufficient access to funds to meet those needs; (12) form a committee of at least three non-employee directors whose responsibilities include monitoring and coordinating the Bank’s compliance with the Order.

The Order will remain in effect until terminated, modified or suspended by the OCC.

The Consent and the Order are attached to this report as Exhibits 10.1 and 10.2, respectively. The above description of the Order is qualified in its entirety by reference to the full text of the Order.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2009, Bob R. Adkins, age 59, was appointed as President and Chief Executive Officer of the Company and the Bank, pending regulatory approval.  Michael S. Hahn, who had been serving as President and Chief Executive Officer of the Company and the Bank, will remain employed by the Bank and will hold the title of Senior Vice President.  Since April 29, 2009, Mr. Adkins had been serving as a consultant to assist the Company and the Bank with certain aspects of the chief financial officer function on an interim basis and will perform that function in addition to his responsibilities as President and Chief Executive Officer.  Mr. Adkins worked as an executive officer for a number of other financial institutions prior to joining the Company and the Bank, and has more than 30 years of experience in the financial institutions industry.  Mr. Adkins’ previous positions include having served as President and Chief Executive Officer of Ventana National Bank, a proposed San Diego, California-based start-up bank in organization, from 2007 to 2009 and President and Chief Executive Officer of Neighborhood National Bank, San Diego, California, from 2003 to 2007 and Chief Financial Officer of Neighborhood National Bank from

2001 to 2003.  Mr. Adkins also served as Executive Vice President and Chief Financial Officer of Neighborhood National Bank’s parent holding company, Neighborhood Bancorp.

Pending regulatory approval and subject to any modifications that may be required by the regulators or that may otherwise be required under applicable laws and regulations, Mr. Adkins will receive a base annual salary of $200,000, a monthly automobile allowance of $750, standard employee benefits (including, without limitation, health insurance coverage and participation in the Bank’s 401(k) plan) and an incentive pay structure which provides as follows: (i) a payment of $25,000 to Mr. Adkins upon the acceptance by the OCC of the three-year strategic and capital plans required under the Order; (ii) a payment of $50,000 to Mr. Adkins upon the Bank’s attainment of “adequately capitalized” status for one complete quarter; (iii) a payment to Mr. Adkins of $100,000 upon the Bank’s attainment of “well capitalized status for one complete year; and (iv) a payment to Mr. Adkins of $25,000 upon the consummation of an acquisition or merger of the Bank involving a third party where Mr. Adkins is not retained following the transaction.

Item 8.01  Other Events

On August 25, 2008, H. William Cutter, Jr. was appointed as Executive Vice President and Chief Credit Officer of the Bank, pending regulatory approval, replacing Nancy M. DeCou, who resigned as Executive Vice President and Chief Credit Officer of the Bank.  Mr. Cutter has more than 30 years of experience in the financial institutions industry, including 25 years of commercial lending experience with the last eight spent in credit administration and loan workout.  Prior to his appointment as Executive Vice President and Chief Credit officer of the Bank, Mr. Cutter had been working as a consultant to the Bank on credit-related matters since August 12, 2009, and from November 2008 until that point Mr. Cutter worked as a consultant on credit-related matters for other banks.  His positions prior to that include having served as Executive Vice President and Chief Credit Officer of Saigon National Bank, Westminster, California, from 2007 to 2008, Credit Administrator of First Vietnamese American Bank, Westminster, California, from 2006 to 2007, a consultant on various credit review projects from 2004 to 2006 and Senior Vice President, Credit Administration of Mercantile National Bank, Los Angeles, California, from 1997 to 2004.  Pending regulatory approval and subject to any modifications that may be required by the regulators, Mr. Cutter will receive a base annual salary of $150,000, a monthly automobile allowance of $750 and standard employee benefits (including, without limitation, health insurance coverage and participation in the Bank’s 401(k) plan).

As the Company previously reported in its Annual Report on Form 10-K, subsequent to December 31, 2008, the Bank was notified by the OCC that it had imposed a number of requirements and restrictions on the Bank’s operations, primarily due to our reduced capital levels, deteriorating asset quality and net losses. These requirements and restrictions: (i) require us to notify the OCC in advance prior to adding or replacing a director or senior executive officer; (ii) generally prohibit the Bank or the Company from making severance or indemnification payments without complying with certain restrictions, including obtaining prior regulatory approval for such payments; (iii) generally prohibit the Bank from making capital distributions to the Company; (iv) prohibit the Bank from acquiring any interest in any company or other bank, establishing or acquiring any additional branch office or engaging in any new line of business without prior regulatory approval; (v) prohibit the Bank from increasing its loans above the amount it had on our balance sheet as of December 31, 2008 until it has adopted and implemented satisfactory credit and concentration risk management processes; (vi) prohibit the Bank from accepting, renewing or rolling over brokered deposits and restrict the effective yield the Bank can offer on deposits; (vii)

required the Bank to submit a capital restoration plan to the OCC with the Company guaranteeing the Bank’s performance under the plan; (viii) prohibit the Bank from allowing its average total assets during any calendar quarter to exceed its average total assets during the preceding calendar quarter unless (A) the OCC has accepted the Bank’s capital restoration plan, (B) any increase in the Bank’s assets is consistent with the plan, and (C) the Bank’s ratio of tangible equity to assets increases during the calendar quarter at a rate sufficient to enable the Bank to become adequately capitalized within a reasonable time; (ix) prohibit the Bank from acquiring or establishing a financial subsidiary and preclude us from expedited treatment on certain regulatory applications and require us to file regulatory applications in advance for certain activities instead of after-the-fact notices; and (x) will increase the Bank’s semi-annual assessment payable to the OCC. The Bank may also be subject to higher deposit insurance premiums. The OCC also has required that the Bank achieve and maintain regulatory capital ratios in excess of the regulatory minimums. Specifically, the Bank’s capital restoration plan submitted to the OCC was required to contain a plan, subject to the OCC’s review and nonobjection, to achieve ratios of Tier 1 capital to adjusted total assets of 9.0% and total risk-based capital to risk-weighted assets of 11.0% by June 30, 2009; these ratios were not achieved by that date, though the Order requires that such ratios be achieved within 90 days of the date of the Order. The Company was also notified by the Federal Reserve Bank of San Francisco that the Company may not declare or pay any dividends or make any extraordinary payments to any entity or related party without prior approval of the Federal Reserve Bank of San Francisco and that the Company must notify the Federal Reserve Bank of San Francisco prior to adding or replacing a director or senior executive officer.  In addition, it is expected that the Company will be required to enter into a written agreement with the Federal Reserve Bank of San Francisco, which could impose further requirements and restrictions on the Company’s operations.

As the Company previously reported in the Form 12b-25 it filed on August 17, 2009, the Company’s independent registered public accounting firm is continuing to evaluate the level of the Company’s allowance for loan losses as of March 31, 2009 in light of updated information that has recently become available concerning certain of the Company’s problem loans.  As a result, the Company’s financial condition and operating results as of and for the quarters ended March 31, 2009 and June 30, 2009 have not yet been determined.  It is expected, however, that the levels of the Bank’s regulatory capital ratios as of March 31, 2009 and June 30, 2009 will be such that the Bank will be categorized as “significantly undercapitalized” under regulatory capital guidelines.  The Bank’s status as a significantly undercapitalized institution will result in a number of other requirements or restrictions are or may be imposed on the Company and the Bank in addition to those described above.  These additional requirements and restrictions: (i) prohibit the Bank from paying any bonus to a senior executive officer or providing compensation to a senior executive officer at a rate exceeding the officer’s average rate of compensation (excluding bonuses, stock options and profit-sharing) during the 12 months preceding the month in which the Bank became undercapitalized, without prior written approval from the OCC; and (ii) require the OCC to impose one or more of the following on the Bank: (A) require a sale of Bank shares or obligations of the Bank sufficient to return the Bank to adequately capitalized status; (B) if grounds exist for the appointment of a receiver or conservator for the Bank, require the Bank to be acquired or merged with another institution; (C) impose additional restrictions on transactions with affiliates beyond the normal restrictions applicable to all banks; (D) restrict interest paid on deposits to prevailing rates in the Bank’s area as determined by the OCC; (E) impose more stringent growth restrictions than those discussed above, or require the Bank to reduce its total assets; (F) require the Bank to alter, reduce or terminate any activities the FDIC determines pose excessive risk to the Bank; (G)

order a new election of Bank directors; (H) require the Bank to dismiss any senior executive officer or director who held office for more than 180 days before the Bank became undercapitalized; (I) require the Bank to employ “qualified” senior executive officers; (J) prohibit the Bank from accepting, renewing or rolling over deposits from correspondent institutions; (K) prohibit the Company from making capital distributions without Federal Reserve Board approval; (L) require the Company to divest the Bank if the regulators determine that the divestiture would improve the Bank’s financial condition and future prospects; and (M) require the Bank to take any other action that the OCC determines will better carry out the purposes of the statute requiring the imposition of one or more of the restrictions described in (A)-(L) above.   The OCC also has the discretion to impose certain restrictions applicable to a “critically undercapitalized” institution (which is an institution which has a ratio of tangible equity to total assets of 2.0% or less), including requiring prior regulatory approval for material transactions outside the usual course of business, extending credit for a highly leveraged transactions, amending the Bank’s charter or bylaws, making a material change to accounting methods, paying excessive compensation or bonuses, and paying interest on new or renewed liabilities at a rate that would increase the Bank’s weighted average cost of funds to a level significantly exceeding the prevailing rates on interest on deposits in the Bank’s normal market areas.

The regulators have various enforcement tools available to them, including the issuance of additional capital directives, orders to cease engaging in certain business activities and the issuance of other orders or agreements.  If a severe liquidity crisis were to occur, the Bank were unable to pay its liabilities when due or a significant further deterioration in the Bank’s or the Company’s capital levels were experienced, the regulators could place the Bank in receivership and upon such event, the Federal Deposit Insurance Corporation would liquidate the assets of the Bank. In such an event, it is unlikely that any assets of the Bank would remain available for distribution to the Company to in turn distribute to holders of the Company’s common or preferred stock.

Forward-Looking Statements

This report contains certain statements that are forward-looking within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance and outcomes and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,“ “should,“ “could,“ “predict,“ “potential,“ “believe,“ “will likely result,“ “expect,“ “will continue,“ “anticipate,“ “seek,“ “estimate,“ “intend,“ “plan,“ “projection,“ “would“ and “outlook,” and other similar expressions or future or conditional verbs. The statements are representative only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. The following factors, among others, could cause actual results and outcomes to differ materially from those reflected in any forward-looking statements:

•	the loss of key personnel;

•	the failure of assumptions;

•	changes in various monetary and fiscal policies and regulations;

•	changes in policies by regulatory agencies;

•	adverse changes in general economic conditions and economic conditions in Southern California;

•	adverse changes in the local real estate market and the value of real estate collateral securing a substantial portion of our loan portfolio;

•	changes in the availability of funds resulting in increased costs or reduced liquidity;

•
geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts which could impact business and economic in the United States and abroad;

•
changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments and other similar financial instruments;

•	fluctuations in the interest rate environment, and changes in the relative differences between short- and long-term interest rates, which may reduce interest margins and impact funding sources;

•	changes in the quality or composition of our loan portfolio;

•	changes in the level of our non-performing loans and other loans of concern;

•
our ability to manage loan delinquency rates, which may be impacted by deterioration in the housing and commercial real estate markets that may lead to increased losses and non-performing assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses and may require us to materially increase our reserves;

•
results of examinations by the OCC and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or further affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and results of operations;

•	the possibility that we will be unable to comply with the restrictions imposed upon us by our regulators, which could result in the imposition of additional restrictions on our operations;

•	the possibility that a definitive agreement for a substantial equity investment in the Company or a sale of the Company, which the Company has previously disclosed it is seeking, will not be reached;

•	our ability to comply with the additional regulatory restrictions that have recently been imposed on us as well as the additional agreements we may be required to enter into with our regulators;

•	competition from bank and non-bank competitors;

•	the ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products;

•	the ability to grow our core businesses;

•	decisions to change or adopt new business strategies;

•	changes in tax laws, rules and regulations and interpretations thereof;

•	technological changes;

•	changes in consumer spending and savings habits; and

•	management’s ability to manage these and other risks.

New factors emerge from time to time, and it is not possible for us to predict which factor, if any, will materialize. In addition, we cannot assess the potential impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results and outcomes to differ materially from those contained in any forward-looking statements.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	10.1	Stipulation and Consent to the Issuance of a Consent Order

	10.2	Consent Order dated August 18, 2009 issued by the Office of the Comptroller of the Currency

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP

Date: August 27, 2009	By:	/s/ Bob R. Adkins
Bob R. Adkins
Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation and Consent to the Issuance of a Consent Order

10.2	Consent Order dated August 18, 2009 issued by the Office of the Comptroller of the Currency